UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2023

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AVGR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2023, Avinger, Inc., (the “Company”), held its 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) and the shareholders of the Company approved the amendment (the “Plan Amendment”) to the Company’s 2015 Equity Incentive Plan to (i) increase the number of shares reserved for issuance under the plan by 300,000 shares and (ii) eliminate certain obsolete provisions to reflect changes that were made to Section 162(m) of the Internal Revenue Code under the Tax Cuts and Jobs Act (as so amended, the “Plan”). The Company’s Board of Directors (the “Board”) approved the Plan Amendment on November 13, 2023. With shareholder approval obtained, the Plan, as amended, is effective as of December 22, 2023. Subject to adjustment in certain circumstances, the Plan, as amended, authorizes up to 450,486 shares of common stock for issuance. Any employee, officer, non-employee Director, consultant, independent contractor, or advisor of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. Generally, grants may be made in any of the following forms:

●	Stock Options
●	Stock Appreciation Rights
●	Restricted Stock and Restricted Stock Units
●	Other Stock-Based Awards

A summary of the Plan appears on pages 24 to 29 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 22, 2023, and is incorporated by reference herein. The foregoing description of the Plan and the summary included in the Company’s Proxy Statement are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting, the Company’s shareholders voted on the following proposals. The matters before the 2023 Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on November 22, 2023.

Proposal No. 1 – Election of Directors: The following nominee was elected as a Class II director to serve until the 2026 annual meeting of stockholders and until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non- votes
James B. McElwee	334,763	60,154	346,443

Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm: The appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023 was ratified:

Votes For	Votes Against	Abstentions	Broker Non-votes
682,420	55,745	3,195	-

Proposal No. 3 – Advisory Vote to Approve Executive Compensation: The stockholders voted, on an advisory basis, in favor of the compensation paid to the Company’s named executive officers, as disclosed in the Executive Compensation section of the Company’s definitive proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-votes
348,738	42,943	3,236	346,443

Proposal No. 4 – Amendment to 2015 Equity Incentive Plan: The amendment to the Company’s 2015 Equity Incentive Plan to (i) increase the number of shares reserved for issuance under the plan by 300,000 shares and (ii) eliminate certain obsolete provisions to reflect changes that were made to Section 162(m) of the Internal Revenue Code under the Tax Cuts and Jobs Act, was approved:

Votes For	Votes Against	Abstentions	Broker Non-votes
315,393	77,750	1,774	346,443

Proposal No. 5 – Approval of the Adjournment of the Annual Meeting: The adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals was approved:

Votes For	Votes Against	Abstentions	Broker Non-votes
524,235	210,526	6,599	-

Proposal No. 6 – Proposal to Pursue a Merger or Acquisition with a Larger Company: The stockholder proposal to immediately pursue a merger or acquisition (“M&A”) of the Company to a larger and more competitive company in bio-tech industry with the assistance of a professional broker experienced in M&A within the same bio-sector, was not approved:

Votes For	Votes Against	Abstentions	Broker Non-votes
86,633	303,440	4,844	346,443

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2015 Equity Incentive Plan
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: December 22, 2023	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski Chief Executive Officer